UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 28, 2015

3D SYSTEMS CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina, 29730
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (803) 326-3900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On October 28, 2015, Avi N. Reichental stepped down as President and Chief Executive Officer and as a Director of 3D Systems Corporation (the "Company"), effective at the close of business on October 28, 2015, by mutual agreement with the Company's Board of Directors (the "Board").

Pursuant to the Company's Amended and Restated By-Laws, effective upon Mr. Reichental's resignation as a member of the Board, the Board decreased the size of the Board from 10 to 9 directors.

As of the date of this report, no new compensatory or severance arrangements have been entered into in connection with Mr. Reichental's departure. Should any such arrangements be entered into in the future, the material terms of such arrangements will be disclosed in a subsequent filing.

(c) On October 28, 2015, Andrew M. Johnson was appointed as the Company's President and Chief Executive Officer on an interim basis(the "Interim President and Chief Executive Officer") and will serve as the Company's principal executive officer, effective upon Mr. Reichental's departure on October 28, 2015. Mr. Johnson will also continue to serve as the Company's Chief Legal Officer and Secretary.

Mr. Johnson, 41, has served as Executive Vice President, Chief Legal Officer and Secretary of the Company since November 2014, having previously served as Vice President, General Counsel and Secretary from April 2012 to November 2014 and as Assistant General Counsel and Assistant Secretary from 2006 to April 2012. Prior to joining the Company in 2006, Mr. Johnson was an associate at Hunton & Williams LLP, an international law firm.

The Company also announced that the Board has established an Executive Management Committee to provide ongoing leadership and to support companywide operations and strategic initiatives. Charles Hull, Director and Chief Technology Officer, will serve as Chairman of the Committee. Andrew Johnson, Interim President and Chief Executive Officer, Mark Wright, Chief Operating Officer, and David Styka, Chief Financial Officer, will also serve on the Executive Management Committee.

The Board will immediately commence a search and evaluation process to select a permanent replacement for the role of President and Chief Executive Officer.

As of the date of this report, no new compensatory or severance arrangements have been entered into in connection with Mr. Johnson's appointment as Interim President and Chief Executive Officer. Should any such arrangements be entered into in the future, the material terms of such arrangements will be disclosed in a subsequent filing.

Item 7.01. Regulation FD Disclosure.

On October 29, 2015, the Company issued a press release announcing Mr. Reichental's departure and Mr. Johnson's appointment as Interim President and Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The information in this Item (and in such press release) shall not be deemed "filed" with the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934, as amended, nor incorporated by reference in any registration statement filed by the registrant under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated October 29, 2015 (furnished pursuant to Item 7.01)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: October 29, 2015
	By:	/s/ ANDREW M. JOHNSON
	Name:	Andrew M. Johnson
	Title:	Interim President and Chief Executive Officer and Chief Legal Officer and Secretary